Exhibit 99.2

THIRD QUARTER 2021
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS RECORD THIRD QUARTER RESULTS AND RAISES FISCAL 2021 OUTLOOK

THIRD QUARTER 2021 HIGHLIGHTS

Q3 GAAP NET REVENUES INCREASED 19% TO $1,006M VS. $844M LY
Q3 ADJUSTED NET REVENUES INCREASED 19% TO $1,006M VS. $845M LY

Q3 GAAP GROSS MARGIN INCREASED 180 BASIS POINTS TO 50.2% VS. 48.4% LY
Q3 ADJUSTED GROSS MARGIN INCREASED 180 BASIS POINTS TO 50.2% VS. 48.4% LY

Q3 GAAP OPERATING MARGIN INCREASED 1,390 BASIS POINTS TO 27.1% VS. 13.2% LY
Q3 ADJUSTED OPERATING MARGIN INCREASED 100 BASIS POINTS TO 27.7% VS. 26.7% LY

Q3 GAAP NET INCOME INCREASED 297% TO $184M VS. $46M LY
Q3 ADJUSTED NET INCOME INCREASED 25% TO $209M VS. $166M LY

Q3 GAAP DILUTED EPS INCREASED 259% TO $5.88 VS. $1.64 LY
Q3 ADJUSTED DILUTED EPS INCREASED 13% TO $7.03 VS. $6.20 LY

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

TO OUR PEOPLE, PARTNERS, AND SHAREHOLDERS,

We are pleased to report yet another quarter of record results with net revenues increasing 19% to $1.006 billion versus $844 million a year ago, and up 49% versus 2019, representing the strongest two-year growth in our industry.

Our performance demonstrates both the desirability of our exclusive products and our ability to overcome the compounding supply chain challenges that led us to delay the launch of RH Contemporary, the opening of our first RH Guesthouse and several Galleries, and the mailing of our Fall Source Books until Spring of 2022.

RH continues to set a new standard for financial performance in the home furnishings industry and our results now reflect those of the luxury sector as adjusted operating margin reached 27.7% versus 26.7% last year. We generated $279 million of adjusted operating income in the quarter, up 24% compared to $225 million a year ago.

Adjusted net income increased 25% to $209 million and adjusted diluted earnings per share reached $7.03 versus $6.20 in the third quarter of last year.

We generated $311 million of adjusted EBITDA in the quarter and $145 million of free cash flow. The third quarter ended with total net debt of $178 million and trailing twelve months adjusted EBITDA of $1.054 billion.

RAISING OUR FISCAL 2021 OUTLOOK

While we believe a conservative view of revenues in the fourth quarter is prudent due to the uncertainties posed by the new virus variant, the postponed opening of our new San Francisco Gallery until the Spring, and the continued shipping and port delays, the power of our operating model gives us the confidence to raise our outlook for fiscal 2021 for the third time this year.

We now expect fiscal 2021 revenue growth of 32% to 33% versus our prior outlook of 31% to 33%, and adjusted operating margin in the range of 25.3% to 25.5% versus our prior outlook of 24.9% to 25.5%.

1	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

2022: THE YEAR OF THE NEW

While our plans for fiscal 2020 and 2021 were delayed by the virus, make no mistake, they were not disrupted by it. Quite the contrary. We refused to shelter and shrink, not allowing our culture to be shaped by stay-at-home mandates, or let collaboration be replaced by Zoom calls and isolation.  No leaders of Team RH made their summer home their permanent home. There were no debates if we would return to work, only discussions of when we could. We wasted no time allowing ourselves to be victims of the current reality, we chose to be visionaries, destroying today’s reality to create tomorrow’s future. We used our time to reimagine and reinvent ourselves once again. We said let this be remembered as the time RH unleashed the greatest display of innovation our industry has ever seen. That’s why we refer to 2022, as The Year Of The New, and it will include:

The introduction of RH Contemporary, the most meaningful new product launch in our history, inclusive of a 500-plus-page Source Book, a freestanding RH Contemporary Gallery, a dedicated website, and a national advertising campaign.

The elevation and expansion of RH Interiors and RH Modern, inclusive of multiple new collections, enhanced quality, and exciting new presentation and photography across our physical and digital platforms.

The launch of our Global Expansion with the opening of RH England, The Gallery at the Historic Aynhoe Park, a magical 73-acre estate designed in 1615 by the legendary English architect Sir John Soane that will introduce RH to the UK in a dramatic and unforgettable fashion.  Additionally, we have secured locations for Galleries in London, Paris, Munich and Dusseldorf, and are in lease or purchase negotiations for Galleries in Milan, Madrid, Brussels and France.

The opening of our first RH Guesthouse in New York, a revolutionary new hospitality concept for travelers seeking privacy and luxury in the $200 billion North American hotel market.

The unveiling of The World of RH, a new digital portal presenting our integrated ecosystem of Products, Places, Services and Spaces all designed to elevate the RH brand and communicate our authority as a thought leader, taste and place maker.

The lift off of RH1 & RH2, our customized Gulfstream G650ER and G550 that will be available for charter, the former already garnering press and praise, as featured in the pages of Architectural Digest, the Wall Street Journal Magazine, and the 20 titles of Modern Luxury including Los Angeles Confidential, Manhattan Magazine, San Francisco Magazine, Boston Common, Dallas, Palm Beach and Aspen Magazine to name a few.

The christening of RH3, our luxury yacht that will be available for charter in the Mediterranean and Caribbean where the wealthy and affluent visit and vacation.

The expansion of RH In-Your-Home, a unique and memorable delivery experience with Furniture Ambassadors guiding every detail of your delivery and extending the selling experience into the home.

We enter 2022 with optimism and confidence that our efforts will continue to elevate and amplify the RH brand, creating significant separation, emotionally, strategically and financially.

RH BUSINESS VISION & ECOSYSTEM - THE LONG VIEW

We believe, “There are those with taste and no scale, and those with scale and no taste,” and the idea of scaling taste is large and far reaching.

Our goal to position RH as the arbiter of taste for the home, has proven to be both disruptive and lucrative, as we continue our quest to build one of the most admired brands in the world.

Our brand attracts the leading designers, artisans and manufacturers, scaling and rendering their work more valuable across our integrated platform, enabling RH to curate the most compelling collection of luxury home products on the planet.

Our efforts to elevate and expand our collection will continue with the introductions of RH Contemporary, RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, RH Atelier and other new collections scheduled to launch over the next decade.

Our plan to open immersive Design Galleries in every major market will unlock the value of our vast assortment, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally.

Our strategy is to move the brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker.

Our products are elevated and rendered more valuable by our architecturally inspiring Galleries, which are further elevated and rendered more valuable by our interior design services and seamlessly integrated hospitality experience.

2	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

Our hospitality efforts will continue to elevate the RH brand as we extend beyond the four walls of our Galleries into RH Guesthouses, where our goal is to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry. Additionally, we are creating bespoke experiences like RH Yountville, an integration of Food, Wine, Art & Design in the Napa Valley, RH1 & RH2, our private jets, and RH3, our luxury yacht that is available for charter in the Caribbean and Mediterranean where the wealthy and affluent visit and vacation. These immersive experiences expose new and existing customers to our evolving authority in architecture, interior design and landscape architecture.

This leads to our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries, elevating the RH brand and amplifying our core business by adding new revenue streams while disrupting and redefining multiple industries.

Our strategy comes full circle as we begin to conceptualize and sell spaces, moving beyond the $170 billion home furnishings market into the $1.7 trillion North American housing market with the launch of RH Residences − fully furnished luxury homes, condominiums and apartments with integrated services, that deliver taste and time value to discerning time-starved consumers.

Our ecosystem of Products, Places, Services and Spaces inspires customers to dream, design, dine, travel and live in a world thoughtfully curated by RH, creating an emotional connection unlike any other brand in the world.

The entirety of our strategy is designed to come to life digitally as we launch The World of RH, an online portal where customers can explore and be inspired by the depth and dimension of our brand.

Our authority as an arbiter of taste will be further amplified when we introduce RH Media, a content platform that will celebrate the most innovative and influential leaders who are shaping the world of architecture and design.

Our plan to expand the RH ecosystem globally multiplies the market opportunity to $7 to $10 trillion, one of the largest and most valuable addressed by any brand in the world today. A one percent share of the global market represents a $70 to $100 billion opportunity.

Taste can be elusive, and we believe no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable.

THIS IS A TIME TO BE DEFINED BY OUR VISION, NOT BY A VIRUS

As we move forward past the dark days of the pandemic, let this be a time where we once again rise up. A time we expand and shine. A time we reimagine and reinvent ourselves once again.

A time Team RH unleashes the greatest display of innovation our industry has ever seen.

This is a time to be defined by our vision, not by a virus.

Carpe Diem,

Note: We define “free cash flow” as net cash provided by operating activities less capital expenditures. Free cash flow is a liquidity measure and is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Free cash flow is not necessarily representative of residual cash flows from the business since free cash flow as reported is reduced by certain cash payments made in settlement of our convertible debt upon conversion or maturity, as well as other obligations or payments made for business acquisitions.

For additional information on free cash flow, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release, which include details on the GAAP financial measures that are most directly comparable to free cash flow.

3	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted net revenue, adjusted operating income, adjusted net income or adjusted net earnings, adjusted diluted earnings per share, adjusted diluted net income per share, ROIC or return on invested capital, free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted SG&A, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

4	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding the initiatives we plan to undertake, launch or complete in 2022; statements regarding our belief that RH continues to set a new standard for financial performance in the home furnishings industry; our expectations of revenue growth and adjusted operating margin for fiscal 2021; statements regarding the launch of RH Contemporary, the most meaningful new product launch in our history, in the Spring of 2022; statements regarding the elevation and expansion of RH Interiors and RH Modern; statements regarding the launch of our Global Expansion with the opening of RH England, The Gallery at the Historic Aynhoe Park; statements regarding the opening of our first RH Guesthouse in New York, a revolutionary new hospitality concept; statements regarding the unveiling and launch of The World of RH, a digital portal designed to elevate the RH brand and communicate our authority as a thought leader, taste and place-maker; statements regarding the launch of RH1, RH2, and RH3; statements regarding supply chain challenges and the continued shipping and port delays; statements regarding the delay in the launch of RH Contemporary until Spring of 2022, the delay in the opening of our first RH Guesthouse in New York City until Spring of 2022 and the delay of opening several Galleries; statements regarding the delay in the mailing of our Fall Source Books until Spring of 2022; our belief that the idea of scaling taste is large and far reaching; our goal to position RH as the arbiter of taste for the home, which has proven to be both disruptive and lucrative; our quest to build one of the most admired brands in the world; the statement that our brand attracts the leading designers, artisans, and manufacturers, scaling and rendering their work more valuable across our integrated platform, enabling RH to curate the most compelling collection of luxury home products on the planet; the statement that our efforts to elevate and expand our collection will continue with the introductions of RH Contemporary, RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, RH Atelier and other new collections scheduled to launch over the next decade; the statement that our plan to open immersive Design Galleries in every major market will unlock the value of our vast assortment; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; the statement that our products are elevated and rendered more valuable by our architecturally inspiring Galleries, which are further elevated and rendered more valuable by our interior design services and seamlessly integrated hospitality experience; our hospitality efforts will continue to elevate the RH brand as we extend beyond the four walls of our Galleries into RH Guesthouses where our goal is to create a new market for travelers; statements regarding the launch of our bespoke experiences like RH Yountville, RH1 & RH2, and RH3; statements regarding the expansion of RH In-Your-Home; statements regarding our long-term strategy of building the world’s first consumer-facing architecture, interior design, and landscape architecture services platform inside our Galleries, elevating the RH brand and amplifying our core business by adding new revenue streams while disrupting and redefining multiple industries; statements regarding expanding beyond the home furnishings market into the North American housing market with the launch of RH Residences; statements regarding our ecosystem of Products, Places, Services and Spaces creating an emotional connection unlike any other brand in the world; the statement that the entirety of our strategy is designed to come to life digitally with the launch of The World of RH; the statement that our authority as an arbiter of taste will be further amplified when we introduce RH Media, a content platform celebrating the most innovative and influential leaders who are shaping the world of architecture and design; statements regarding our plan to expand the RH ecosystem globally; our belief that no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others: risks related to the global outbreak of the COVID-19 virus including the variants of such virus and any ongoing impact on our business related to the virus; risks related to natural disasters including earthquakes, fire and weather as well as other conditions outside of our control including outbreak of hostilities, war or civil; risks related to our dependence on key personnel and any changes in our ability to retain key personnel; successful implementation of our growth strategy; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy including our real estate transformation and the number of new Gallery locations that we seek to open and the timing of openings; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the housing market as well as the impact of economic conditions on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; decisions concerning the allocation of capital; factors affecting our outstanding convertible senior notes or other forms of our indebtedness; changes in consumer spending based on weather and other conditions beyond our control; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products including risks related to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

5	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RETAIL GALLERY METRICS

(Unaudited)

We operated the following number of Galleries, Outlets and Showrooms:

	OCTOBER 30, 2021	OCTOBER 31, 2020
RH
Design Galleries [a]	26	24
Legacy Galleries	36	38
Modern Galleries	1	2
Baby & Child and TEEN Galleries	3	4
Total Galleries	66	68
Outlets [b]	38	38
Waterworks Showrooms	14	14
[a]	As of October 30, 2021 and October 31, 2020, twelve and ten of our Design Galleries included an integrated RH Hospitality experience, respectively.
[b]	Net revenues for outlet stores were $77.2 million and $62.8 million for the three months ended October 30, 2021 and October 31, 2020, respectively. Net revenues for outlet stores were $207.8 million and $126.6 million for the nine months ended October 30, 2021 and October 31, 2020, respectively.

The following table presents RH Gallery and Waterworks Showroom metrics, and excludes Outlets:

	THREE MONTHS ENDED
	OCTOBER 30, 2021		OCTOBER 31, 2020
	COUNT	TOTAL LEASED SELLING SQUARE FOOTAGE	COUNT	TOTAL LEASED SELLING SQUARE FOOTAGE
		(in thousands)		(in thousands)
Beginning of period	80	1,180	83	1,160
RH Design Galleries:
Oak Brook Design Gallery	1	37.7	—	—
RH Legacy Galleries:
Tysons legacy Gallery (relocation)	—	8.5	—	—
Oak Brook legacy Gallery	(1)	(10.0)	—	—
Waterworks Showrooms:
New York 59th Street Showroom	—	—	(1)	(1.4)
End of period	80	1,217	82	1,159
Weighted-average leased selling square footage		1,197		1,159
% growth vs. same quarter last year		3%		7%

See the Company’s most recent Form 10-K and Form 10-Q filings for square footage definitions.

Total leased square footage as of October 30, 2021 and October 31, 2020 was approximately 1,624,000 and 1,558,000, respectively.

Weighted-average leased square footage for the three months ended October 30, 2021 and October 31, 2020 was approximately 1,600,000 and 1,559,000, respectively.

T-1	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

ESTIMATED DILUTED SHARES OUTSTANDING

(Shares outstanding in millions)

	Q4 2021
Average stock price	$550	$600	$650	$700	$750
Estimated adjusted diluted shares outstanding [a]	28.99	29.29	29.54	29.76	29.95

	FISCAL 2021
Implied average stock price [b]	$609	$622	$634	$647	$659
Estimated adjusted diluted shares outstanding [a]	29.36	29.43	29.49	29.55	29.60
[a]	The Q4 2021 adjusted diluted shares outstanding include 1.393 million, 1.559 million, 1.699 million, 1.820 million and 1.924 million incremental shares at $550, $600, $650, $700 and $750 average share prices, respectively, due to dilution from the convertible notes. The fiscal 2021 adjusted diluted shares outstanding include 1.567 million, 1.609 million, 1.644 million, 1.674 million and 1.700 million incremental shares at $609, $622, $634, $647 and $659 implied average share prices, respectively, due to dilution from the convertible notes.
[b]	The implied fiscal 2021 average stock price is calculated by averaging (1) the actual average share price of $543.70 for the three months ended May 1, 2021, (2) the actual average share price of $663.30 for the three months ended July 31, 2021, (3) the actual average share price of $679.67 for the three months ended October 30, 2021 and (3) an estimated average stock price for the remainder of fiscal 2021, as noted above.

Note: The table above is intended to demonstrate the impact stock prices could have on our adjusted diluted shares outstanding due to 1) additional in-the-money options, 2) the higher cost of acquired shares under the treasury stock method and 3) dilution resulting from the outstanding convertible senior notes and warrant agreements.

For GAAP purposes, we will incur dilution above the lower strike prices of our 2023 Notes and 2024 Notes of $193.65 and $211.40, respectively. However, no additional shares will be included in our adjusted diluted shares outstanding calculation between $193.65 and $309.84 for our 2023 Notes, and between $211.40 and $338.24 for our 2024 Notes, based on the bond hedge contracts in place that will deliver shares to offset dilution in these ranges. At stock prices in excess of $309.84 and $338.24, we will incur dilution related to the 2023 Notes and 2024 Notes, respectively, and would have an obligation to deliver additional shares in excess of the dilution protection provided by the bond hedges.

The calculation also includes assumptions around the timing and number of options exercises. Actual diluted shares outstanding may differ if actual exercises differ from estimates. The stock option awards outstanding for RH’s Chairman and CEO are included in all of the adjusted diluted shares outstanding scenarios above based on the exercise prices of $46.50, $75.43, $50.00 and $385.30 for the November 2012, July 2013, May 2017 and October 2020 grants, respectively.

T-2	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	OCTOBER 30, 2021	% OF NET REVENUES	OCTOBER 31, 2020	% OF NET REVENUES	OCTOBER 30, 2021	% OF NET REVENUES	OCTOBER 31, 2020	% OF NET REVENUES
Net revenues	$1,006,428	100.0%	$844,013	100.0%	$2,856,079	100.0%	$2,036,190	100.0%
Cost of goods sold	501,174	49.8%	435,683	51.6%	1,456,172	51.0%	1,095,787	53.8%
Gross profit	505,254	50.2%	408,330	48.4%	1,399,907	49.0%	940,403	46.2%
Selling, general and administrative expenses	232,715	23.1%	297,109	35.2%	690,492	24.2%	657,161	32.3%
Income from operations	272,539	27.1%	111,221	13.2%	709,415	24.8%	283,242	13.9%
Other expenses
Interest expense—net	13,223	1.4%	15,656	1.9%	40,112	1.3%	54,703	2.7%
Tradename impairment	—	—%	—	—%	—	—%	20,459	1.0%
(Gain) loss on extinguishment of debt	18,513	1.8%	—	—%	21,784	0.8%	(152)	—%
Total other expenses	31,736	3.2%	15,656	1.9%	61,896	2.1%	75,010	3.7%
Income before income taxes	240,803	23.9%	95,565	11.3%	647,519	22.7%	208,232	10.2%
Income tax expense	54,391	5.4%	49,154	5.8%	99,124	3.5%	66,610	3.2%
Income before equity method investments	186,412	18.5%	46,411	5.5%	548,395	19.2%	141,622	7.0%
Share of equity method investments losses	(2,313)	(0.2)%	—	—%	(6,894)	(0.2)%	—	—%
Net income	$184,099	18.3%	$46,411	5.5%	$541,501	19.0%	$141,622	7.0%
Weighted-average shares used in computing basic net income per share	21,430,557		19,552,836		21,200,146		19,393,931
Basic net income per share	$8.59		$2.37		$25.54		$7.30
Weighted-average shares used in computing diluted net income per share	31,291,079		28,286,124		31,493,396		26,351,194
Diluted net income per share	$5.88		$1.64		$17.19		$5.37

T-3	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	OCTOBER 30,	JANUARY 30,	OCTOBER 31,
	2021	2021	2020
ASSETS
Cash and cash equivalents	$2,198,961	$100,446	$89,884
Merchandise inventories	633,591	544,227	497,076
Other current assets	181,287	156,811	147,940
Total current assets	3,013,839	801,484	734,900
Property and equipment—net	1,196,335	1,077,198	1,051,825
Operating lease right-of-use assets	551,731	456,164	405,776
Goodwill and intangible assets	214,048	212,763	206,969
Equity method investments	97,976	100,603	—
Deferred tax assets and other non-current assets	346,096	250,101	279,780
Total assets	$5,420,025	$2,898,313	$2,679,250
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$395,148	$424,422	$368,552
Convertible senior notes due 2023—net	53,242	2,354	—
Convertible senior notes due 2024—net	56,365	—	—
Operating lease liabilities	74,706	71,524	64,879
Deferred revenue, customer deposits and other current liabilities	516,849	423,332	449,154
Total current liabilities	1,096,310	921,632	882,585
Asset based credit facility	—	—	—
Term loan	1,957,366	—	—
Equipment promissory notes—net	1,625	14,614	20,363
Convertible senior notes due 2023—net	62,214	282,956	280,536
Convertible senior notes due 2024—net	181,805	281,454	277,247
Non-current operating lease liabilities	538,886	448,169	405,432
Non-current finance lease liabilities	549,098	485,481	488,660
Other non-current obligations	11,346	16,981	27,558
Total liabilities	4,398,650	2,451,287	2,382,381
Mezzanine equity—convertible senior notes	13,571	—	—
Stockholders’ equity	1,007,804	447,026	296,869
Total liabilities, mezzanine equity and stockholders’ equity	$5,420,025	$2,898,313	$2,679,250

T-4	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$541,501	$141,622
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	71,375	76,688
Non-cash operating lease cost and finance lease interest expense	73,552	64,956
Tradename, asset impairments and loss on sale leaseback transaction	7,354	34,594
Stock-based compensation expense	37,426	131,472
Other non-cash items	47,602	42,610
Cash paid attributable to accretion of debt discount upon settlement of debt	(39,078)	(84,003)
Change in assets and liabilities:
Merchandise inventories	(89,225)	(57,781)
Landlord assets under construction—net of tenant allowances	(50,351)	(44,921)
Current and non-current operating lease liability	(59,194)	(36,810)
Deferred revenue and customer deposits	104,419	111,436
Other changes in assets and liabilities	(111,699)	(32,600)
Net cash provided by operating activities	533,682	347,263
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(153,774)	(71,755)
Acquisition of business	—	(13,052)
Equity method investments	(4,816)	(7,500)
Proceeds from sale of asset	—	25,006
Net cash used in investing activities	(158,590)	(67,301)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under asset based credit facility	—	—
Borrowings under term loan	2,000,000	—
Repayments under promissory and equipment security notes	(17,164)	(10,872)
Debt issuance costs	(26,411)	—
Repayments of convertible senior notes	(235,126)	(215,846)
Other financing activities	215	(4,108)
Net cash provided by (used in) financing activities	1,721,514	(230,826)
Effects of foreign currency exchange rate translation	34	(10)
Net increase in cash and cash equivalents and restricted cash equivalents	2,096,640	49,126
Cash and cash equivalents and restricted cash equivalents
Beginning of period—cash and cash equivalents	100,446	47,658
Beginning of period—restricted cash equivalents (acquisition related escrow deposits)	6,625	—
Beginning of period—cash and cash equivalents	$107,071	$47,658

End of period—cash and cash equivalents	2,198,961	89,884
End of period—restricted cash equivalents (acquisition related escrow deposits)	4,750	6,900
End of period—cash and cash equivalents and restricted cash equivalents	$2,203,711	$96,784

T-5	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(In thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$216,964	$218,988	$533,682	$347,263
Capital expenditures	(71,636)	(24,224)	(153,774)	(71,755)
Free cash flow [a]	$145,328	$194,764	$379,908	$275,508
[a]	Free cash flow is net cash provided by operating activities less capital expenditures. Free cash flow for the three months ended October 30, 2021 includes the effect of $34.0 million relating to the portion of repayments of convertible senior notes attributable to debt discount upon settlement (such portion of the debt settlement reduces net cash provided by operating activities in the reported period). Free cash flow for the nine months ended October 30, 2021 and October 31, 2020 includes the effect of $39.1 million and $84.0 million, respectively, relating to the portion of repayments of convertible senior notes attributable to debt discount upon settlement (such portion of the debt settlement reduces net cash provided by operating activities in the reported period).

Free cash flow is a non-GAAP financial measure and is included in this press release because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity, available cash and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP, and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Additionally, our definition of free cash flow is not necessarily representative of residual cash flows from the business since free cash flow as reported is reduced by certain cash payments made in settlement of our convertible debt upon conversion or maturity, as well as other obligations or payments made for business acquisitions. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(In thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Capital expenditures	$71,636	$24,224	$153,774	$71,755
Landlord assets under construction—net of tenant allowances	6,999	21,987	50,351	44,921
Adjusted capital expenditures [a]	$78,635	$46,211	$204,125	$116,676
[a]	We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received.

T-6	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME

(In thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
GAAP net income	$184,099	$46,411	$541,501	$141,622
Adjustments (pre-tax):
Net revenues:
Recall accrual [a]	—	781	—	1,187
Cost of goods sold:
Recall accrual [a]	—	—	—	4,374
Asset impairments [b]	—	—	—	2,350
Selling, general and administrative expenses:
Non-cash compensation [c]	5,831	111,218	17,559	111,218
Asset impairments and change in useful lives [b]	—	2,091	7,354	9,551
Recall accrual [a]	340	—	840	—
Reorganization related costs [d]	—	—	449	7,027
Loss on sale leaseback transaction [e]	—	—	—	9,352
Other expenses:
(Gain) loss on extinguishment of debt [f]	18,513	—	21,784	(152)
Amortization of debt discount [g]	4,023	7,369	15,869	29,607
Tradename impairment [h]	—	—	—	20,459
Subtotal adjusted items	28,707	121,459	63,855	194,973
Impact of income tax items [i]	(6,518)	(1,413)	(9,774)	(17,176)
Share of equity method investments losses [j]	2,313	—	6,894	—
Adjusted net income [k]	$208,601	$166,457	$602,476	$319,419
[a]	Represents adjustments to net revenues, cost of goods sold and inventory charges associated with product recalls, as well as accrual adjustments.
[b]	The adjustment to selling, general and administrative expense in the nine months ended October 30, 2021 represents asset impairments. The adjustment to cost of goods sold in the nine months ended October 31, 2020 represents inventory reserves related to Outlet inventory resulting from retail closures in response to the COVID-19 pandemic. The adjustment to selling, general and administrative expense in the three months ended October 31, 2020 includes $1.3 million of accelerated depreciation expense due to a change in the estimated useful lives of certain assets and $0.8 million of asset impairments. The adjustment to selling, general and administrative expense in the nine months ended October 31, 2020 includes asset impairments of $5.6 million and acceleration of depreciation expense of $3.9 million.
[c]	The adjustment to selling, general and administrative expense in the three and nine months ended October 30, 2021 represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020. The adjustment to selling, general and administrative expense in the three and nine months ended October 31, 2020 represents the non-cash compensation charge upon grant date related to an option grant made to Mr. Friedman in October 2020.
[d]	Represents severance costs and related payroll taxes associated with reorganizations.
[e]	Represents the loss on a sale leaseback transaction related to our previously owned Design Galleries.

T-7	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

[f]	The adjustment in each of the three and nine months ended October 30, 2021 represents a loss on extinguishment of debt for a portion of the 2023 and 2024 Notes that were early converted at the option of the noteholders. The adjustment in the nine months ended October 31, 2020 represents a gain on extinguishment of debt of upon the maturity and settlement of the 2020 Notes in July 2020.
[g]	Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability and equity components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, in accounting for GAAP purposes for the $300 million aggregate principal amount of convertible senior notes that were issued in June and July 2015 (the “2020 Notes”), the $335 million aggregate principal amount of convertible senior notes that were issued in June 2018 (the “2023 Notes”), and the $350 million aggregate principal amount of convertible senior notes that were issued in September 2019 (the “2024 Notes”), we separated the 2020 Notes, 2023 Notes and 2024 Notes into liability (debt) and equity (conversion option) components and we are amortizing as debt discount an amount equal to the fair value of the equity components as interest expense on the 2020 Notes, 2023 Notes and 2024 Notes over their expected lives. The equity components represent the difference between the proceeds from the issuance of the 2020 Notes, 2023 Notes and 2024 Notes and the fair value of the liability components of the 2020 Notes, 2023 Notes and 2024 Notes, respectively. Amounts are presented net of interest capitalized for capital projects of $2.8 million and $1.1 million during the three months ended October 30, 2021 and October 31, 2020, respectively. Amounts are presented net of interest capitalized for capital projects of $8.4 million and $4.2 million during the nine months ended October 30, 2021 and October 31, 2020, respectively. The 2020 Notes matured on July 15, 2020 and did not impact amortization of debt discount post-maturity.
[h]	Represents tradename impairment related to the Waterworks reporting unit.
[i]	The adjustment for the three and nine months ended October 30, 2021 is based on an adjusted tax rate of 22.6% and 15.3%, respectively, which excludes the tax impact associated with our share of equity method investments losses. The adjustment for the three months ended October 31, 2020 is based on an adjusted tax rate of 23.3%, which excludes the tax impact associated with the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020. The adjustment for the nine months ended October 31, 2020 is based on an adjusted tax rate of 20.8%, which excludes the tax impact associated with the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020 and the Waterworks reporting unit tradename impairment recorded in the first quarter of fiscal 2020.
[j]	Represents our proportionate share of the losses of our equity method investments.
[k]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included in this press release because our senior leadership team believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

T-8	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME PER SHARE TO
ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Diluted net income per share	$5.88	$1.64	$17.19	$5.37
Pro forma diluted net income per share [a]	$6.21	$1.73	$18.37	$5.62
Per share impact of adjustments (pre-tax) [b]:
(Gain) loss on extinguishment of debt	0.62	—	0.74	(0.01)
Non-cash compensation	0.20	4.14	0.60	4.42
Amortization of debt discount	0.14	0.27	0.54	1.18
Asset impairments and change in useful lives	—	0.08	0.25	0.47
Recall accrual	0.01	0.03	0.03	0.22
Reorganization related costs	—	—	0.01	0.28
Tradename impairment	—	—	—	0.81
Loss on sale leaseback transaction	—	—	—	0.37
Subtotal adjusted items	0.97	4.52	2.17	7.74
Impact of income tax items [b]	(0.22)	(0.05)	(0.33)	(0.68)
Share of equity method investments losses [b]	0.07	—	0.23	—
Adjusted diluted net income per share [c]	$7.03	$6.20	$20.44	$12.68
[a]	For GAAP purposes, we incur dilution above the lower strike prices of our 2020 Notes, 2023 Notes and 2024 Notes of $118.13, $193.65 and $211.40, respectively. However, we exclude from our adjusted diluted shares outstanding calculation the dilutive impact of the convertible notes between $118.13 and $189.00 for our 2020 Notes, between $193.65 and $309.84 for our 2023 Notes, and between $211.40 and $338.24 for our 2024 Notes, based on the bond hedge contracts in place that will deliver shares to offset dilution in these ranges. At stock prices in excess of $189.00, $309.84 and $338.24, we incur dilution related to the 2020 Notes, 2023 Notes and 2024 Notes, respectively, and we would have an obligation to deliver additional shares in excess of the dilution protection provided by the bond hedges. Pro forma diluted net income per share for the three months ended October 30, 2021 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 29,666,353, which excludes dilution related to the 2023 Notes and 2024 Notes of 1,624,726 shares. Pro forma diluted net income per share for the nine months ended October 30, 2021 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 29,471,139, which excludes dilution related to the 2023 Notes and 2024 Notes of 2,022,257 shares. Pro forma diluted net income per share for the three months ended October 31, 2020 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 26,862,676, which excludes dilution related to the 2020 Notes, 2023 Notes and 2024 Notes of 1,423,448 shares. Pro forma diluted net income per share for the nine months ended October 31, 2020 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 25,185,803, which excludes dilution related to the 2020 Notes, 2023 Notes and 2024 Notes of 1,165,391 shares.
[b]	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[c]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our pro forma share count. Adjusted diluted net income per share is included in this press release because our senior leadership team believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

T-9	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(Dollars in thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Net revenues	$1,006,428	$844,013	$2,856,079	$2,036,190
Recall accrual [a]	—	781	—	1,187
Adjusted net revenues [b]	$1,006,428	$844,794	$2,856,079	$2,037,377
Gross profit	$505,254	$408,330	$1,399,907	$940,403
Recall accrual [a]	—	781	—	5,561
Asset impairments [a]	—	—	—	2,350
Adjusted gross profit [b]	$505,254	$409,111	$1,399,907	$948,314
Gross margin [c]	50.2%	48.4%	49.0%	46.2%
Adjusted gross margin [c]	50.2%	48.4%	49.0%	46.5%
[a]	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[b]	Adjusted net revenues and adjusted gross profit are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define adjusted net revenues as consolidated net revenues, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. We define adjusted gross profit as consolidated gross profit, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net revenues and adjusted gross profit are included in this press release because our senior leadership team believes that adjusted net revenues and adjusted gross profit provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[c]	Gross margin is defined as gross profit divided by net revenues. Adjusted gross margin is defined as adjusted gross profit divided by adjusted net revenues.

T-10	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Dollars in thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Selling, general and administrative expenses	$232,715	$297,109	$690,492	$657,161
Non-cash compensation [a]	(5,831)	(111,218)	(17,559)	(111,218)
Asset impairments and change in useful lives [a]	—	(2,091)	(7,354)	(9,551)
Recall accrual [a]	(340)	—	(840)	—
Reorganization related costs [a]	—	—	(449)	(7,027)
Loss on sale leaseback transaction [a]	—	—	—	(9,352)
Adjusted selling, general and administrative expenses [b]	$226,544	$183,800	$664,290	$520,013
Net revenues	$1,006,428	$844,013	$2,856,079	$2,036,190
Adjusted net revenues [c]	$1,006,428	$844,794	$2,856,079	$2,037,377
Selling, general and administrative expenses margin [c]	23.1%	35.2%	24.2%	32.3%
Adjusted selling, general and administrative expenses margin [c]	22.5%	21.8%	23.3%	25.5%
[a]	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[b]	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this press release because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[c]	Selling, general and administrative expenses margin is defined as selling, general and administrative expenses divided by net revenues. Adjusted selling, general and administrative expenses margin is defined as adjusted selling, general and administrative expenses divided by adjusted net revenues.

T-11	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Dollars in thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Net income	$184,099	$46,411	$541,501	$141,622
Interest expense—net	13,223	15,656	40,112	54,703
Tradename impairment	—	—	—	20,459
Income tax expense	54,391	49,154	99,124	66,610
Share of equity method investments losses	2,313	—	6,894	—
(Gain) loss on extinguishment of debt	18,513	—	21,784	(152)
Operating income	272,539	111,221	709,415	283,242
Non-cash compensation [a]	5,831	111,218	17,559	111,218
Asset impairments and change in useful lives [a]	—	2,091	7,354	11,901
Recall accrual [a]	340	781	840	5,561
Reorganization related costs [a]	—	—	449	7,027
Loss on sale leaseback transaction [a]	—	—	—	9,352
Adjusted operating income [b]	$278,710	$225,311	$735,617	$428,301
Net revenues	$1,006,428	$844,013	$2,856,079	$2,036,190
Adjusted net revenues [c]	$1,006,428	$844,794	$2,856,079	$2,037,377
Operating margin [c]	27.1%	13.2%	24.8%	13.9%
Adjusted operating margin [c]	27.7%	26.7%	25.8%	21.0%
[a]	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[b]	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this press release because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[c]	Operating margin is defined as operating income divided by net revenues. Adjusted operating margin is defined as adjusted operating income divided by adjusted net revenues. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measure in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-12	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands) (Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 30,	OCTOBER 31,	OCTOBER 30,	OCTOBER 31,
	2021	2020	2021	2020
Net income	$184,099	$46,411	$541,501	$141,622
Depreciation and amortization	24,819	26,476	71,375	76,688
Interest expense—net	13,223	15,656	40,112	54,703
Income tax expense	54,391	49,154	99,124	66,610
EBITDA [a]	276,532	137,697	752,112	339,623
Non-cash compensation [b]	11,995	118,783	37,426	131,472
(Gain) loss on extinguishment of debt [c]	18,513	—	21,784	(152)
Asset impairments [c]	—	752	7,354	7,885
Share of equity method investments losses [c]	2,313	—	6,894	—
Capitalized cloud computing amortization [d]	970	—	2,432	—
Recall accrual [c]	340	781	840	5,561
Reorganization related costs [c]	—	—	449	7,027
Tradename impairment [c]	—	—	—	20,459
Loss on sale leaseback transaction [c]	—	—	—	9,352
Adjusted EBITDA [a]	$310,663	$258,013	$829,291	$521,227
Net revenues	$1,006,428	$844,013	$2,856,079	$2,036,190
Adjusted net revenues [e]	$1,006,428	$844,794	$2,856,079	$2,037,377
EBITDA margin [e]	27.5%	16.3%	26.3%	16.7%
Adjusted EBITDA margin [e]	30.9%	30.5%	29.0%	25.6%
[a]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income before depreciation and amortization, interest expense—net and income tax expense. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and Adjusted EBITDA are included in this press release because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[b]	Represents non-cash compensation related to equity awards granted to employees.
[c]	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
[d]	Represents amortization associated with capitalized cloud computing costs.
[e]	EBITDA margin is defined as EBITDA divided by net revenues. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted net revenues. Refer to table titled “Reconciliation of Net Revenues to Adjusted Net Revenues and Gross Profit to Adjusted Gross Profit” and the related footnotes for a definition and reconciliation of adjusted net revenues.

T-13	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME TO

TRAILING TWELVE MONTHS EBITDA AND TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Dollars in thousands) (Unaudited)

TRAILING TWELVE MONTHS
OCTOBER 30, 2021
Net income	$671,694
Depreciation and amortization	94,727
Interest expense—net	54,659
Income tax expense	137,112
EBITDA [a]	958,192
Non-cash compensation [b]	51,658
Loss on extinguishment of debt [c]	21,784
Asset impairments [d]	8,304
Share of equity method investments losses [e]	7,782
Capitalized cloud computing amortization [f]	2,894
Recall accrual [g]	2,649
Reorganization related costs [h]	449
Adjusted EBITDA [a]	$1,053,712
[a]	Refer to footnote [a] within table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA.”
[b]	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
[c]	Represents the loss on extinguishment of debt for a portion of the 2023 and 2024 Notes that were early converted at the option of the noteholders.
[d]	Represents asset impairments, including impairment of property and equipment and other lease impairments due to early exit of leased facilities.
[e]	Represents our proportionate share of the losses of our equity method investments.
[f]	Represents amortization associated with capitalized cloud computing costs.
[g]	Represents adjustments to net revenues, cost of goods sold and inventory charges associated with product recalls, as well as accrual adjustments.
[h]	Represents severance costs and related payroll taxes associated with reorganizations.

T-14	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT AND RATIO OF TOTAL NET DEBT TO

TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Dollars in thousands) (Unaudited)

	OCTOBER 30,	INTEREST
	2021	RATE [a]
Asset based credit facility	$—	1.38%
Term loan [b]	2,000,000	3.00%
Equipment promissory notes [b]	20,569	4.56%
Convertible senior notes due 2023 [b]	116,118	0.00%
Convertible senior notes due 2024 [b]	239,932	0.00%
Notes payable for share repurchases	553	3.65%
Total debt	$2,377,172
Cash and cash equivalents	(2,198,961)
Total net debt	$178,211
Trailing twelve months adjusted EBITDA [c]	$1,053,712
Ratio of total net debt to trailing twelve months adjusted EBITDA [c]	0.2
[a]	The interest rates for the asset based credit facility, term loan, equipment promissory notes and notes payable for share repurchases represent the weighted-average interest rates.
[b]	Amounts exclude discounts upon original issuance and third party offering and debt issuance costs.
[c]	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Trailing Twelve Months Net Income to Trailing Twelve Months EBITDA and Trailing Twelve Months Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-15	THIRD QUARTER 2021 FINANCIAL RESULTS AND SHAREHOLDER LETTER